UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2009

K-V Pharmaceutical Company
(Exact name of Registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 South Hanley Road
St. Louis, MO	63144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On February 3, 2009, ETHEX Corporation (“ETHEX”), a subsidiary of K-V Pharmaceutical Company (the “Company”), issued a press release announcing the commencement of a voluntary nationwide product recall of its prescription prenatal and iron supplements to the wholesale level. A copy of the press release, dated February 3, 2009, is attached hereto as Exhibit 99.1. On the same day, ETHEX issued a second press release announcing that the recall of certain products issued on January 28, 2009 is being extended from the wholesale to the retail level. A copy of the press release, dated February 3, 2009, is attached hereto as Exhibit 99.2.
     Also on February 3, 2009, Ther-Rx Corporation, also a subsidiary of the Company, issued a press release announcing the commencement of a voluntary nationwide product recall of its prescription prenatal and iron supplements to the wholesale level. A copy of the press release, dated February 3, 2009, is attached hereto as Exhibit 99.3.
     The description of the press releases set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press releases attached hereto as Exhibits 99.1, 99.2 and 99.3 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 3, 2009, by ETHEX Corporation, announcing a voluntary nationwide product recall of its prescription prenatal and iron supplements *

99.2	Press Release, dated February 3, 2009, by ETHEX Corporation, announcing the extension of a previously issued product recall from the wholesale to the retail level *

99.3	Press Release, dated February 3, 2009, by Ther-Rx Corporation, announcing a voluntary nationwide product recall of its prescription prenatal and iron supplements *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ Robert M. Shaw
Robert M. Shaw
Vice President, Deputy General Counsel and Secretary

Date: February 3, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 3, 2009, by ETHEX Corporation, announcing a voluntary nationwide product recall of its prescription prenatal and iron supplements *

99.2	Press Release, dated February 3, 2009, by ETHEX Corporation, announcing the extension of a previously issued product recall from the wholesale to the retail level *

99.3	Press Release, dated February 3, 2009, by Ther-Rx Corporation, announcing a voluntary nationwide product recall of its prescription prenatal and iron supplements *

*	Filed herewith